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                                                                  EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-33823 of Fund America Investors Corporation II on Form S-3 of the report of Deloitte & Touche dated February 27, 1998, appearing in the Annual Report on Form 10-K of Fund America Investors Corporation II for the year ended December 31, 1997 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Denver, Colorado
June 29, 1998